EXHIBIT 99


                        PRESS RELEASE

                     PREMIER BANCORP, INC.

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PREMIER BANK
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379 North Main Street, Box 818, Doylestown, PA 18901-0818
Telephone: 215-345-5100, Fax: 215-345-7286


                         PRESS RELEASE
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                      PREMIER BANCORP, INC.
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                THREE-FOR-ONE COMMON STOCK SPLIT AND
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             AMENDMENT TO THE ARTICLES OF INCORPORATION
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Contact Person: John C. Soffronoff
                President and Chief Executive Officer
                215-345-5100

                                             December 15, 1997


   At a meeting of the Board of Directors of Premier Bancorp, Inc., held on December 11, 1997, the Directors of the Corporation adopted an Amendment to the Corporation's Articles of Incorporation. The Amendment changes the par value per share of Common Stock from $1.00 per share to $0.33 per share and increases the number of authorized shares of the Corporation's Common Stock from 10,000,000 shares to 30,000,000 shares, thereby effecting a three-for-one split of the Corporation's Common Stock. Articles of Amendment containing the amendment to the Articles of Incorporation will be filed with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau, during December, 1997. The Amendment to the Articles of Incorporation and the three-for-one Common Stock split will become effective at 12:01 A.M., prevailing time, on December 31, 1997.

     Premier Bancorp, Inc., is the parent bank holding company of Premier Bank (the "Bank"). The continued growth of the Bank and the Corporation's commitment to strategically plan for the future have made the increase in the number of authorized shares of the Corporation's Common Stock and the three-for-one Common Stock split necessary. This will afford the Corporation and the Bank more financial flexibility and will permit them to better serve the communities in which they do business by better positioning the Corporation and the Bank for opportunities and challenges that may arise in the future.